EXHIBIT 8.1


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                                   LAW OFFICES
             GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                              THE GARRETT BUILDING
                             233 EAST REDWOOD STREET
                         BALTIMORE, MARYLAND 21202-3332
                                  410-576-4000



                                Telex 908041 BAL

                                Fax 410-576-4246
                                                                    Exhibit 8.1

                                  July 14, 1998



Mid-Atlantic Realty Trust
170 W. Ridgely Road, Suite 300
Lutherville, Maryland  21093

                           Re:      Mid-Atlantic Realty Trust
                                    Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to Mid-Atlantic Realty Trust (the "Company"), a Maryland real estate investment trust, in connection with the registration by the Company of up to 2,864,000 of the Company's common shares of beneficial interest, par value $.01 per share, to be issued pursuant to a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

                  We hereby confirm to you our opinion set forth under the caption "Federal Income Tax Considerations" in the Registration Statement.

                  We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement of which the Prospectus is a part and the reference to us in the Prospectus under the captions "Federal Income Tax Considerations for Holders of Common Shares of Beneficial Interest" and "Tax Treatment of Redemption of OP Units." In giving such consent, we do not thereby admit that we are within the category of person whose consent is required under Section of the Securities Act.

                                            Very truly yours,

                                            /s/ GORDON, FEINBLATT, ROTHMAN,
                                                  HOFFBERGER & HOLLANDER, LLC



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